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                              EXHIBIT (21)(b)
                                                           Exhibit (21)(b)
                  SUBSIDIARIES OF CONSUMERS POWER COMPANY
                           at December 31, 1994


                                       Percent Voting
                                        Stock Owned
                                        by Consumers
                                        Power Company      Incorporated
                                       --------------      ------------

Michigan Gas Storage Company*             100                 Michigan

* Subject to regulation by FERC

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